                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



     Date of Report (Date of Earliest Event Reported):   June 23, 1997
                                                         -------------

                           UNITED NATURAL FOODS, INC.
              ___________________________________________________
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                  ___________________________________________
                 (State or Other Jurisdiction of Incorporation)



     0-1020859                                        05-0376157
_________________________                  ___________________________________
(Commission File Number)                   (I.R.S. Employer Identification No.)


260 Lake Road, Dayville, Connecticut                          06241
____________________________________________________________________________
(Address of Principal Executive Offices)                     (Zip Code)


                                (860) 779-2800
             ____________________________________________________
             (Registrant's Telephone Number, Including Area Code)

                                Not Applicable
        ______________________________________________________________
         (Former Name or Former Address, if Changed Since Last Report)




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Item 5.  Other Events.
         ------------

     On June 23, 1997, United Natural Foods, Inc. (the "Company") announced that it has entered into an agreement with Stow Mills, Inc. ("Stow Mills") with respect to a merger in which the two companies will be combined. The Company will issue 5 million shares of Common Stock, representing a value of approximately $91.25 million, based upon the Company's June 20, 1997 closing stock price of $18.25 per share. The combination has been structured as a tax-free transaction and is expected to be completed by September 1997, subject to approval by shareholders and other conditions, including the termination of the waiting period under the Hart-Scott-Rodino Improvements Act of 1976.

     The Company serves more than 5,500 customers in 43 states and distributes over 25,000 natural foods and products across the eastern, Rocky Mountain and Plains regions and western United States. Stow Mills, based in Chesterfield, New Hampshire, is a distributor of natural products in the Northeast, Mid-Atlantic and Midwest regions of the United States. Together the two companies will distribute natural foods and products in 46 states. The Company issued the press release attached as Exhibit 99 hereto regarding the acquisition.



Item 7.  Financial Statements and Exhibits.
         ---------------------------------

     (a) Financial Statements of Business Acquired.

     None.

     (b) Pro Forma Financial Information.

     None.

     (c)  Exhibits.

     (99) Press Release dated June 23, 1997.
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                                   SIGNATURE
                                   ---------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:    July 9, 1997                          United Natural Foods, Inc.
                                               (Registrant)


                                               /s/ Norman A. Cloutier
                                               ----------------------
                                               By:  Norman A. Cloutier
                                                    Chairman of the Board
                                                    and Chief Executive Officer

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                               INDEX TO EXHIBITS

Exhibit
Number
------


99    Press release dated June 23, 1997